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                                                                    Exhibit 99.1

                       [LOGO AND LETTERHEAD OF CABLETEL]

                                                      For Immediate Release

                      INTERNATIONAL CABLETEL INCORPORATED
                           ANNOUNCES COMMENCEMENT OF
        CABLE TELEPHONE AND ENTERTAINMENT SERVICES IN NORTHERN IRELAND

        New York, New York; Guildford, Surrey (June 11, 1996). International CableTel Incorporated ("CableTel") (Nasdaq: ICTL) announced today that on June 3, 1996 it had commenced the commercial provision of cable telephone and entertainment services in a portion of its Northern Ireland franchise.

        The Northern Ireland franchise, which covers approximately 530,000 homes and associated businesses, was awarded to CableTel in May 1995.

        CableTel, through its subsidiaries and affiliated joint ventures, holds licenses to develop, construct and operate cable television, telephone and telecommunications systems covering over two million households in five regional areas in the United Kingdom comprised of Central Scotland, South Wales, Suburban London, West Yorkshire and Northern Ireland. Recently, CableTel announced that it had purchased NTL, which provides terrestrial television and radio transmission, operates a national broadband communications network which it uses to provide high bandwidth services to telecommunications companies, commissions and maintains emergency service radio systems, provides cell sites for wireless communications operators, and operates satellite teleport facilities.


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For further information contact:  J. Barclay Knapp, President at 212-906-8445 or
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Richard J. Lubasch, General Counsel at 212-906-8470.